EXHIBIT 1-B







                         GENERAL PUBLIC UTILITIES CORPORATION

                                      Debentures

                                DISTRIBUTION AGREEMENT



                                             _____________, 1996




          GOLDMAN, SACHS & CO.
          85 Broad Street
          New York, NY  10004

          MORGAN STANLEY & CO. INCORPORATED
          1585 Broadway
          New York, NY  10036


          Dear Sirs:

                    The undersigned, General Public Utilities Corporation, a Pennsylvania corporation (the "Company"), has authorized by appropriate corporate action and proposes to issue and sell in the manner contemplated by this Distribution Agreement (this "Agreement") Debentures (as defined in Section 2(b) hereof) in an aggregate principal amount not to exceed $___________. The Company hereby confirms its agreement with you (individually, an "Agent" and collectively the "Agents") as follows:

                    1. Appointment of Agents. Subject to the terms and conditions stated in this Agreement, the Company hereby appoints each Agent as the agent of the Company for the purpose of offering and soliciting offers to purchase the Debentures (any offer to purchase Debentures solicited by an Agent being hereinafter referred to as a "Solicited Offer"). In the event the Company shall sell Debentures to any purchaser of Debentures during the period between the date on which the Company accepted a Solicited Offer from such purchaser under the terms and conditions of this Agreement, and the Settlement Date (as defined in Section 4(b) hereof) and such purchaser subsequently fails to accept delivery or pay for the Debentures, the Company shall be obligated to pay the Agent a commission for such Debentures as set forth in Exhibit B hereto. The Agents are not authorized to appoint sub-agents or to engage the services of any other broker





          or dealer in connection with the offer or sale of the Debentures, except as contemplated by Section 5(c) hereof.

                    2.   Description of Debentures; Registration Statement.

                    a. The Company proposes to issue the Debentures under its Indenture between the Company and United States Trust Company of New York, as Trustee (the "Trustee"), dated as of _______ 1, 199_ (hereinafter referred to as the "Indenture"). The Debentures shall have the series designation, denominations, issue price, maturities, interest rates, redemption provisions, if any, and other terms as set forth in the Prospectus (as defined in Section 2(b) hereof). The Debentures will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture and the Procedures (as defined in Section 4(a) hereof).

                    b. On July __, 1996, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33- _____) relating to $300,000,000 aggregate principal amount of the Company's Debentures (the "Debentures"), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), including a preliminary prospectus, and has filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement as so amended at the date of this Agreement, and the prospectus relating to the Debentures constituting a part of such registration statement as amended or supplemented to reflect the terms of the offering of the Debentures pursuant to a post-effective amendment or a prospectus supplement or prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act (including, in each case, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents")), are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if the Company files any documents pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Agreement and prior to any Settlement Date (as defined in Section 4(b) hereof), which documents are deemed to be incorporated by reference in the Prospectus, the term "Prospectus" shall refer to the Prospectus as supplemented by the documents so filed from and after the date said documents are filed with or electronically transmitted for filing to the Commission.

                    3. Representations and Warranties of the Company. The Company represents and warrants to each Agent as of the date of this Agreement, as of the date of each acceptance by the






          Company of an offer for the purchase of Debentures, as of the date of each delivery of Debentures, and as of the times referred to in Section 8(b) hereof (each a "Representation Date"), as follows:
                    a. The Registration Statement, the Prospectus and the Indenture comply in all material respects with the applicable provisions of the Securities Act or the Trust Indenture Act of 1939, as amended (the "1939 Act"), as the case may be, and the rules and regulations of the Commission thereunder (respectively, the "Securities Act Regulations" and the "1939 Act Regulations"). Neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the representations and warranties in this Section 3(a) shall not apply to statements in or omissions from the Registration Statement and Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Registration Statement or Prospectus, or to any statements in or omissions from the Statement of Eligibility and Qualifications of the Trustee under the Indenture, but nothing contained herein is intended as a waiver of compliance with the Securities Act or the Securities Act Regulations or any rule or regulation of the Commission thereunder.

                    b. The Incorporated Documents, when filed with the Commission, complied and will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and, when read together with other information in the Prospectus, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    c. The Indenture has been duly authorized and qualified under the 1939 Act;

                    d. The Debentures have been duly authorized and will, when issued and paid for as contemplated in this Agreement and duly authenticated by the Trustee under the Indenture, be legal, valid and binding obligations of the Company enforceable in accordance with their terms (except as limited by bankruptcy, insolvency or other laws, affecting the enforcement of creditors' rights and by general principles of equity).

                    e. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent certified accountants with






               respect to the Company within the meaning of the Securities Act and the Securities Act Regulations (hereinafter, the "Independent Accountants").

                    f. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                    g. No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1939 Act, the 1939 Act Regulations, the Securities Act, the Securities Act Regulations, the Public Utility Holding Company Act of 1935 and the regulations thereunder or state securities or Blue Sky laws.

                    h. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                    i. Each of Jersey Central Power & Light Company, Metropolitan Edison Company, Pennsylvania Electric Company and Energy Initiatives, Inc. (the "Significant Subsidiaries") is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial or business condition or the earnings or business of the Company and its subsidiaries considered as one enterprise; all of the issued






               and outstanding capital stock of each of the Significant Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, other than the preferred stock of the Significant Subsidiaries, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien or claim. There are no other subsidiaries of the Company which would be considered a "significant subsidiary" under Rule 405 of Regulation C under the Securities Act.

                    j. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                    k. Neither the Company nor any of the Significant Subsidiaries is in violation of its Articles of Incorporation or Certificate of Incorporation, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company or any applicable law, administrative or court decree or, to the best knowledge of the Company, any administrative regulation.

                    l. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company,






               threatened, against the Company or any of the Significant Subsidiaries, that is required to be disclosed in the Registration Statement, or which, if adversely decided, would result in any material adverse change in the financial or business condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise, or which, if adversely decided, would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of this Agreement other than such actions, suits or proceedings which are disclosed in or contemplated by the Registration Statement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                    m. The Company and the Significant Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies except such as to which the failure to possess the same would not materially and adversely affect the financial or business condition or the earnings or business of the Company and its Significant Subsidiaries considered as one enterprise and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the financial or business condition or the earnings or business of the Company and its subsidiaries considered as one enterprise.

                    n. The Company is not and, after giving effect to each offering and sale of the Debentures, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                    o. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                    p. Immediately after any sale of Debentures by the Company hereunder or under any Purchase Agreement (as defined in Section 5(c) hereof), the aggregate amount of Debentures which shall have been issued and sold by the Company hereunder or under any Purchase Agreement and of any debt securities of the Company (other than such Debentures) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of







               debt securities registered under the Registration Statement.


                    4.   Administrative Procedures; Settlement.

                    a. Administrative procedures relating to the offer and sale of the Debentures, the issuance and delivery of certificates representing the Debentures and payment for the Debentures are set forth in Exhibit A (as they may be amended from time to time, the "Procedures"), the terms of which are incorporated herein by reference. Each Agent and the Company agree to perform the respective duties and obligations to be performed by each of them as provided in the Procedures. The Procedures may be amended only by a written agreement between the Company and the Agents. The Agents agree that the principal amount of Debentures to be offered and sold from time to time, and the prices, denominations, interest rates, maturities, redemption provisions, if any, and other terms on which the Debentures are to be offered and sold will comply with limitations established by the Company with the Agents in accordance with the Procedures.

                    b. Delivery of Debentures in fully registered form shall be made in accordance with the Procedures. The date of the delivery to the Agents of Debentures sold against delivery to the Company of funds in payment therefor is herein called the "Settlement Date."

                    5.   Obligations of the Agents.

                    a. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use its reasonable best efforts when requested by the Company to solicit offers to purchase the Debentures upon the terms and conditions set forth in the Prospectus and the Procedures. In soliciting others (including customers of the Agents) to purchase Debentures from the Company, each Agent will be acting as sales agent for the Company and not as principal. Each Agent will use its reasonable best efforts to solicit such purchases, provided, that such Agent may in its sole discretion suspend its efforts from time to time. Upon acceptance by the Company of a Solicited Offer, the Agent responsible for such offer will make reasonable efforts to obtain performance by the prospective purchaser of Debentures, but the Agent will have no liability to the Company if such purchase is not consummated for any reason.

                    b. Promptly on the Settlement Date, the Company will pay each Agent a commission in the form of a discount equal to the applicable percentage of the principal amount of Debentures sold by the Company as a result of Solicited Offers for which such Agent is responsible as set forth in






               Exhibit B hereto. No portion of such commission may be reallowed to dealers or purchasers in connection with the offer and sale of any Debentures. No commission shall be payable with respect to purchases by any Agent as principal, except in accordance with Section 5(c) hereof.

                    c. From time to time any Agent may agree with the Company to purchase Debentures from the Company as principal, and, if requested by such Agent, such purchase shall be made in accordance with the terms of a separate agreement to be entered into between such Agent and the Company (which may be an oral agreement confirmed in writing or which may take the form of an exchange of any standard form of written communication between such Agent and the Company). Each such separate agreement is herein referred to as a "Purchase Agreement." Each written Purchase Agreement shall be substantially in the form of, and each oral Purchase Agreement confirmed in writing or Purchase Agreement consisting of an exchange of other standard forms of written communication (unless otherwise agreed to by such Agent and the Company) shall be deemed to include the terms contained in, Exhibit C attached hereto. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement. Under no circumstances shall an Agent be obligated to purchase any Debentures for its own account except to the extent the Agent has made a firm commitment with the Company in connection with an offering which has been expressly authorized by the Company and agreed to by such Agent pursuant to a Purchase Agreement. Each Agent's commitment to purchase Debentures pursuant to a Purchase Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein. Unless otherwise specified in the applicable Pricing Supplement, any Debenture sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Debenture of identical maturity, and may be resold by such Agent to investors or other purchasers. In connection with the resale of Debentures purchased by an Agent as principal, such Agent may utilize a selling or dealer group and may reallow a portion of the discount or commission payable to such Agent to other dealers or purchasers.

                    d. Each Agent agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with the Procedures. Each Agent agrees not to cause any advertisement of the Debentures to be published in any newspaper or periodical or posted in any public place, and not to issue any circular relating to the Debentures other than the Prospectus, except in any such case with the express written consent of the Company.








                    6.   Conditions to Obligations of Agents and
          Purchasers. The obligations of the Agents to act and continue to act as Agents hereunder, the obligation of any purchaser of Debentures sold in connection with a Solicited Offer, and the obligation of any Agent to purchase Debentures pursuant to a Purchase Agreement shall be subject to the following conditions:

                    a. Any prospectus or prospectus supplement required to be filed pursuant to Rule 424(b) under the Securities Act to reflect the terms of an offer to purchase Debentures shall have been timely filed in accordance with the Securities Act.

                    b. There shall be in full force and effect orders of the Commission which are acceptable to the Agents and which permit the issuance and sale of the Debentures substantially in accordance with the terms and conditions herein set forth. The Agents hereby acknowledge that such orders in effect as of the date of this Agreement are acceptable and agree that subsequent orders (or amendments to existing orders) shall be deemed acceptable unless the Agents shall have given notice to the Company to the contrary not later than 24 hours after receiving a copy thereof from the Company.

                    c. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission, and the Agents shall have received a certificate to such effect, dated the date of this Agreement and signed by an officer of the Company.

                    d. The Company shall have performed all agreements contained herein to be performed by it on or prior to such date.

                    e. The representations and warranties of the Company herein contained shall be true and correct, and the Agents shall have received a certificate to such effect, dated the date hereof and signed by an officer of the Company.

                    f. On the date of this Agreement, the Agents shall be furnished with an opinion of Berlack, Israels & Liberman LLP (herein sometimes referred to as "Counsel for the Company"), dated the date of this Agreement, to the effect that:

                      (i) the Company is duly incorporated and validly existing under the laws of the Commonwealth of Pennsylvania and has corporate authority to conduct its business as described in the Prospectus, to own, lease and operate its properties and to issue the Debentures and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey;







                     (ii) Each Significant Subsidiary of the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of their knowledge, except with respect to Energy Initiatives, Inc. as to which such counsel need express no opinion, each such Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the financial or business condition or the earnings or business of such Significant Subsidiaries; all of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien or claim;

                    (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company (except as limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws, affecting creditors' rights generally);

                     (iv) when the Debentures have been duly executed by the Company, authenticated by the Trustee and delivered by the Company, and payment therefor has been received by the Company pursuant to this Agreement, they will be valid and binding obligations of the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject to the limitation set forth in paragraph
               (iii) of this Section 6(f);

                      (v) with respect to matters required to be included in the Registration Statement, the statements made in the Registration Statement under the heading "Description of the Debentures" fairly present the information called for insofar as such statements constitute summaries of certain documents referred to therein;

                     (vi) all approvals, consents, and orders of the Commission legally required for the execution and delivery of the Indenture and the issuance and sale of the Debentures have been obtained; and no approval or consent of any other commission or other governmental authority is legally required for such execution, delivery, issuance and sale (except that the sale of the Debentures in certain states may be subject to the provisions of the securities laws of such states as to which no opinion need be expressed); and such approvals, consents and orders are adequate to permit the execution and delivery of the Indenture and the issuance






               and sale of the Debentures in accordance with this Agreement;

                    (vii)     the Indenture is qualified under the 1939
               Act;

                   (viii) this Agreement (or a Purchase Agreement, as the case may be) has been duly authorized, executed and delivered by the Company;

                     (ix) at the time the Registration Statement became effective, and as of the date hereof, the Registration Statement and Prospectus (except the financial statements and other financial information included or incorporated by reference therein, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission regarding registration statements on Form S-3 and related prospectuses, and the documents or portions thereof filed with the Commission pursuant to the Exchange Act and incorporated by reference therein, comply as to form with the Exchange Act and the Exchange Act Regulations; and

                      (x) to the best of such counsel's knowledge, (A) there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and (B) the execution and delivery of this Agreement (or a Purchase Agreement, as the case may be) and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company.

                    In addition, such counsel shall state that to the best
               of such counsel's knowledge, without independent check or verification except as indicated, nothing has come to the attention of such counsel that would lead them to believe that either (A) the Registration Statement, as of its effective date, or, if an amendment to the Registration Statement or an annual report on Form 10-K ("Form 10-K") has been filed by the Company with the Commission subsequent to






               the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) the Prospectus, at the time it was electronically transmitted for filing to the Commission or at the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    In giving such opinion, Berlack, Israels & Liberman LLP
               may rely (i) as to matters of Pennsylvania law and legal conclusions based thereon regarding Metropolitan Edison Company, upon the opinion of Ryan, Russell, Ogden & Seltzer, Reading, Pennsylvania, (ii) as to all other matters of Pennsylvania law and legal conclusions based thereon, upon the opinion of Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, and (iii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                    g. On or prior to the first Settlement Date, the Agents shall be furnished with an opinion, dated such date, of Winthrop, Stimson, Putnam & Roberts (herein sometimes referred to as "Counsel for the Agents"), stating in substance the matters set forth in subparagraphs (iii),
               (iv), (v), (vii), (viii) and (ix) and further stating that, based on certain examinations, investigations and participation in certain conferences as described in such opinion, nothing has come to the attention of such counsel that would lead them to believe that either (A) the Registration Statement, as of its effective date, or, if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, at the time it was electronically transmitted for filing to the Commission or at the date of this Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    In giving such opinion, Counsel for the Agents may rely
               (i) as to all matters of New Jersey law and legal conclusions based thereon, upon the opinion of Berlack, Israels & Liberman LLP, (ii) as to matters of Pennsylvania law and legal conclusions based thereon regarding Metropolitan Edison Company, upon the opinion of Ryan,






               Russell, Ogden & Seltzer, Reading, Pennsylvania, (iii) as to all other matters of Pennsylvania law and legal conclusions based thereon, upon the opinion of Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, and (iv) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                    h. On the date of this Agreement, the Agents shall be furnished with a letter, dated the date of this Agreement and addressed to the Board of Directors of the Company and the Agents from the Independent Accountants, to the effect set forth in Exhibit D hereto.

                    i. On the date of this Agreement, the Agents shall have received a certificate signed by a senior financial officer of the Company, to the effect that except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the most recent dates as of which information is given therein, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties or financial condition of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and since such dates there has not been any material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and Prospectus and transactions in the ordinary course of business, and the Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

                    j. On and as of each Settlement Date, the Agents shall have received a certificate of an officer of the Company to the effect that (A) the resolutions of the Company's Board of Directors at [a] regular meeting[s] held on April 4, 1996 [and ____________, 1996], and of the
               [Terms] Committee of the Board of Directors of the Company at a meeting held on [____________, 1996] are still in full force and effect and have not been altered, amended or rescinded or certifying any amendments or alterations thereto or any resolutions superseding such prior resolutions and (B) the order issued by the Commission under the 1935 Act is in full force and effect and sufficient to authorize the issuance and sale of the Debentures on such Settlement Date.

                    k. The Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request. In case any of the conditions specified above in this
               Section 6 shall not have been fulfilled, or if all legal proceedings to be taken in connection with the issuance and sale of the Debentures shall not have been reasonably satisfactory in form and substance to Counsel for the






               Agents, the Agents and/or the purchasers of Debentures shall have no further obligation to proceed with any offering, solicitation, sale or purchase with respect to the Debentures.

                    7. Covenants of the Company. The Company agrees as follows:

                    a. The Company will file with the Commission a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, with such changes therein as may be approved by Counsel for the Agents, as soon as practicable after the Company has accepted an offer to purchase Debentures.

                    b.   The Company will notify the Agents immediately of
               (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus, or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) any order of the Commission (or any amendment of any such order) affecting the offer and sale of the Debentures as contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment. The Company will give the Agents notice of its intention to file any additional registration statement with respect to the registration of additional Debentures, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than (i) a supplement or amendment relating solely to the sale of the Debentures, (ii) a supplement or amendment relating solely to a change in the interest rates or maturities of the Debentures or a change in the principal amount of Debentures remaining to be sold or similar changes, and (iii) Forms 8-K that are filed solely for the purpose of filing Exhibits pursuant to Item 601 of Regulation S-K) whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, and will furnish the Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.









                    c. The Company will, on or prior to the date hereof, deliver to each Agent and also, on request, to Counsel for the Agents:

                      (i) a copy of the Registration Statement as originally filed and of each amendment thereto, each signed by or on behalf of the proper officers of the Company and a majority of its Board of Directors, including a signed copy of each consent, opinion and certificate included therein or filed as an exhibit thereto, and also including the exhibits to, and the documents incorporated by reference in, such Registration Statement and amendments thereto (other than such exhibits as are incorporated in the Registration Statement by reference, unless specifically requested), and, so long as this Agreement remains in effect, as soon as possible after each supplement or amendment to the Prospectus has been filed with the Commission, as many copies of the Prospectus, then current, and any documents incorporated by reference therein, as the Agents may reasonably request for the purposes contemplated by the Securities Act.

                     (ii) such other documents (including copies of the Registration Statement and of any amendments thereto, in each case including documents incorporated therein by reference but excluding exhibits) appropriately signed or certified if so requested, relating to the issuance and validity of the Debentures as any Agent or Counsel for the Agents may reasonably request.

                    d. After acceptance of an offer to purchase Debentures and prior to the termination of this Agreement, the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which documents shall be satisfactory to Counsel for the Agents, and will deliver to the Agents, without charge, promptly after the filing thereof as many copies of each such report and amendment (excluding exhibits) as the Agents may reasonably request.

                    f. Promptly after the effective date of any post-effective amendment filed after acceptance by the Company of an offer to purchase any Debentures or after the date of any prospectus supplement or prospectus reflecting the terms of such offer filed or electronically transmitted for filing to the Commission, the Company will furnish to each Agent, in accordance with each Agent's instructions, without charge, as many copies of the Prospectus (without the documents incorporated therein by reference) as each Agent may reasonably request for the purposes contemplated by the Securities Act.

                    f. If any event relating to or affecting the Company, or of which the Company shall be advised by an Agent, shall occur, which in the reasonable opinion of the Company or of






               Counsel for the Agents should be set forth in a supplement to or an amendment of the Prospectus so that the Prospectus, as amended and supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered to a purchaser, not misleading, the Company will, upon the occurrence of each such event, forthwith at its own expense notify the Agents promptly to suspend offers for sale and solicitations of purchase of the Debentures, and promptly after the receipt of such notice the Agents will suspend offers for sale and solicitations of purchase of the Debentures and cease using the Prospectus. If the Company shall decide to so amend or supplement the Registration Statement or Prospectus, the Company will promptly (i) prepare and furnish to each Agent a reasonable number of copies of a supplement or amendment to the Prospectus, reasonably satisfactory to Counsel for the Agents, or (ii) file with the Commission documents to be incorporated by reference in the Prospectus, reasonably satisfactory to Counsel for the Agents in either case so that statements in the Prospectus as so supplemented, amended or modified will not contain as of the date of such supplement, amendment or modification, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, not misleading, and will advise the Agents when they may resume offers for sale, and solicitations of purchases, of the Debentures; provided, that should such events relate solely to the activities of the Agents, then the Agents shall assume the expense of preparing such amendment or supplement.

                    If (i) during a period when an Agent owns Debentures
               purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a Prospectus in respect of transactions in the Debentures, and (ii) any event relating to or affecting the Company shall occur which, in the reasonable opinion of the Company or of Counsel for the Agents should be set forth in a supplement to or an amendment of the Prospectus so that the Prospectus, as amended and supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered to a purchaser, not misleading, the Company shall promptly, at its expense, prepare and file with the Commission a supplement to or amendment of the Prospectus so that the Prospectus will not contain as of the date of such supplement or amendment any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made when the Prospectus is delivered, not misleading.






                    g. The Company will make generally available to its security holders as soon as practicable following each calendar quarter, commencing with the next quarter beginning after the date of this Agreement and ending with the fifth calendar quarter after the end of the calendar quarter in which the last sale of Debentures effected pursuant hereto occurs, an earning statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and which need not be certified by independent public accountants unless required by the Securities Act) covering a twelve-month period ending at the close of the next preceding calendar quarter, which earning statement shall be in the same detail as the statement of income incorporated by reference in the Registration Statement.

                    h. The Company will deliver to the Agents, so long as this Agreement shall remain in effect, as promptly as possible copies of any published reports of the Company to its security holders, including any annual report and quarterly reports of the Company, and any other financial reports made generally available to its security holders.

                    i. The Company shall, whether or not any sale of Debentures is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including (A) the reasonable out-of-pocket expenses, including fees and expenses of Counsel for the Agents, in connection with this Agreement and the implementation of the program for the offer and sale of the Debentures as contemplated hereby and, unless otherwise stated in a Purchase Agreement, in connection with the purchase by the Agents or any Agent pursuant to Section 5(c) hereof (exclusive of fees and expenses referred to in Sections 7(i)(B) and 7(j) below), and (B) all reasonable expenses, fees and all taxes in connection with (i) except as provided in Section 7(f) above, the preparation, filing, printing and delivery of copies of any supplemental indenture, Registration Statement and amendments thereto and the Prospectus and amendments and supplements thereto (including in each case all documents incorporated by reference therein), this Agreement and all other documents relating to this offering, (ii) the preparation, printing, issuance and delivery of the Debentures, (iii) the qualification of the Debentures under blue sky laws as aforesaid (subject to the limit on such fees specified in subsection (j) of this
               Section 7), (iv) the furnishing of the opinions of Counsel for the Company and certificates of the Company, (v) the services rendered by its accountants in connection with this Agreement and the transactions contemplated hereby and (vi) the continuing advice and services of Counsel for the Agents after the date hereof in connection with the transactions contemplated hereby. The Agents agree to notify the Company upon execution of this Agreement and semi-annually







               thereafter, in writing in reasonable detail of the amount of such fees and expenses.

                    j. The Company will use its best efforts to qualify at its expense the Debentures for offer and sale under the securities laws in such states as the Agents may from time to time designate, and will pay all fees and expenses including fees and disbursements of counsel not to exceed $7,500 incurred in connection with the preparation of surveys relating thereto and to legality for investment; provided, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                    k. If the Company shall default in its obligations to deliver Debentures to a purchaser whose Solicited Offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to each Agent any commission to which it would be entitled in connection with such sale.

                    l. Upon receipt by the Company of any order of the Commission (or of any amendment of any such order) affecting the offer and sale of the Debentures as contemplated by this Agreement, the Company shall immediately deliver a copy of such order or amendment to each Agent.

                    m. During the period, if any, specified in any Purchase Agreement, the Company will not issue or announce the proposed issuance of any Debentures or of securities with terms substantially similar to the Debentures; provided, however, that the foregoing shall not extend to borrowings by the Company from banks in the ordinary course of business.

                    n. The Company shall offer to any person who has agreed to purchase Debentures as a result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Debentures if, on the related Settlement Date, (i) there has been, since the date on which such person agreed to purchase the Debentures (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which shall be as to make it, in the reasonable judgment of such person, impracticable or inadvisable to purchase the Debentures, or (ii) there shall have occurred any outbreak of hostilities, or escalation thereof, or any change in financial markets or other calamity or crisis the effect of which shall be such






               as to make it, in the reasonable judgment of such person, impracticable or inadvisable to purchase the Debentures, or
               (iii) trading in any securities of the Company has been suspended by the Commission, or trading of any securities of the Company has been suspended on any exchange or in any over-the-counter market, or trading generally on the New York Stock Exchange has been suspended, or there shall have been established any general limitation on prices for such trading or any general restrictions on the distribution of securities by such Exchange or by order of the Commission or any other governmental authority, or (iv) a banking moratorium shall have been declared by either Federal or New York authorities, or (v) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading.

                    8. Further Representations, Warranties and Covenants by the Company. The Company further represents, warrants and agrees with the Agents as follows:

                    a. Each authorization by the Company to the Agents to offer for sale, or solicit purchases of, the Debentures as provided in the Procedures shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the time of such authorization and an undertaking that such representations and warranties will be true and correct on the Settlement Date, in each case as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

                    b. Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except (i) supplements or amendments relating solely to the sale of the Debentures, and (ii) Forms 8-K that are filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate in form and substance satisfactory to the Agents in their reasonable judgment to the effect that the statements contained in the certificates referred to in Sections 6(c) and 6(i) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time), or, in lieu of such a






               certificate, a certificate, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the certificate referred to in said Section 6(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Any certificate signed by any officer of the Company and delivered to any Agent or to Counsel for the Agents in connection with an offering of Debentures shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

                    c. Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except (i) supplements or amendments relating solely to the sale of the Debentures, (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Debentures or a change in the principal amount of Debentures remaining to be sold or similar changes, (iii) Forms 8-K that are filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K and (iv) any Current Report on Form 8-K unless the Agent shall otherwise specify), the Company shall furnish or cause to be furnished forthwith to the Agents a written opinion of Counsel for the Company, dated the date of delivery thereof and in form and substance reasonably satisfactory to Counsel for the Agents, of the same tenor as paragraphs (iv) and (ix) of Section 6(f) and the paragraph next succeeding paragraph (x) of Section 6(f), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion or, in lieu of such opinion, Counsel for the Company may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                    d. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's financial statements, or any document containing financial information so included or derived shall be filed under the Exchange Act and incorporated by reference in the Prospectus, the Company shall cause the Independent Accountants to furnish to the Agents a letter, dated the date of filing such amendment or supplement or document with the Commission, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the letter referred to in Section 6(h) hereof but






               with appropriate modifications to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter and as may be necessary to reflect changes in the financial information included or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented since the date of the last previous such letter furnished to the Agents; provided, however, that no letter need be furnished with respect to year-end audited financial statements of the Company if copies of such year-end audited financial statements are delivered to the Agents, unless in the reasonable judgement of any of you, such letter should cover information or changes in one or more specified financial statement line items or under "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in such year-end audited financial statements and such information or any such change requested is not otherwise included in or derivable from the information contained in the financial statements or financial statement schedules audited by the Independent Accountants and referred to in the Report of Independent Accountants contained in such year-end audited financial statements.

                    e. Notwithstanding the foregoing, if, at any time and from time to time during the term of this Agreement, the Company delivers to the Agents notification of its decision to suspend the solicitation of offers to purchase Debentures hereunder, and, during the period, if any, specified in any Purchase Agreement, the Agent shall not then hold any Debentures as principal purchased pursuant to a Purchase Agreement, then during the period of any such suspension the Company shall be relieved of its obligation to provide to the Agents the certificate, opinion and letter required pursuant to Sections 8(b), 8(c) and 8(d). However, if and when any such suspension is lifted, the Company shall be required to deliver to the Agents, prior to the resumption of such solicitations hereunder, a certificate, opinion and letter in form and substance reasonably satisfactory to the Agents in their reasonable judgment, of the same general tenor as the certificates, opinion and letter referred to in Sections 6(c) and 6(i); Section 6(f); and Section 6(h), respectively, but modified to relate to the Registration Statement and the Prospectus Supplement as amended and supplemented during the period of such suspension.

                    9.   Indemnification.

                    a. The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the






               Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Debentures, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Debentures, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

                    b. Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Debentures, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Debentures, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                    c. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall






               not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                    10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason held to be unenforceable by an indemnified party under subsection (a) or (b) of such Section 9 hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Debentures to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) of such Section 9 hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in






          respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Debentures (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Debentures purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this Section 10 to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

               The obligations of the Company under Section 9 hereof and this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under Section 9 hereof and this Section 10 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                    11. Termination. This Agreement may be terminated, at any time by any party hereto upon the giving of 24 hours written






          notice of such termination to the other parties hereto effective at the close of business on the date such notice is received. In the event of any such termination, no party shall have any liability to any other party hereto; provided that, Sections 5(b), 7(i), 9, 10, 12 and 13 hereof shall survive the termination of this Agreement; and provided further that, if at the time of any such termination the Agents shall have previously confirmed sales of Debentures for which delivery and payment has not yet been made, the Company shall continue to comply with Sections 4, 7 and 8 hereof until delivery of and payment for all Debentures so sold.

                    12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or any Purchase Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Debentures.

                    13. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Any suit, action or proceeding brought by the Company or any Agent in connection with, or arising under, this Agreement shall be brought only in the state or federal court of appropriate jurisdiction located either in the Borough of Manhattan, the City of New York or in any state or federal court of appropriate jurisdiction located in the Town of Morristown, County of Morris, New Jersey or the District of New Jersey. This Agreement shall inure to the benefit of the Company, the Agents and, with respect to the provisions of Section 9 hereof, each director, officer and controlling person referred to in said
          Section 9, and their respective successors. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term "successor" as used herein shall not include any purchaser, as such purchaser, of any of the Debentures from any Agent.

                    14. Notices. Except as otherwise specifically provided herein or in the Procedures, all communications hereunder shall be in writing, or by telex or facsimile, or by telephone or telegram if subsequently confirmed in writing, and, if to the Agents shall be mailed or delivered to Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Credit Department, Telephone: (212) 902-1000, Facsimile: (212) 902-357-
          8680; and Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, NY 10020, Attention: Manager of Credit Department, Telephone: (212) 703-4000, Facsimile: (212) 703-4575
          and, if to the Company, shall be mailed or delivered to it at c/o GPU Service Corporation, 100 Interpace Parkway, Parsippany, NJ 07054-1149, Attention: Vice President and Treasurer, Telephone:
          (201) 263-6500, Facsimile: (201) 263-6719, with a copy thereof to






          Douglas E. Davidson, Esq., Berlack, Israels & Liberman LLP, 120 West 45th Street, 29th Floor, New York, NY 10036, Telephone:
          (212) 704-0100, Facsimile: (212) 704-0196.

                    15. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute one and the same instrument.


                    If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.


                              Very truly yours,

                              GENERAL PUBLIC UTILITIES CORPORATION



                              By_______________________________
                                Name:
                                Title:


          Accepted and delivered as of
          the date first above written.



          _______________________________
             (Goldman, Sachs & Co.)




          MORGAN STANLEY & CO. INCORPORATED



          By_______________________________
            Name:
            Title:
















                                                                  EXHIBIT A
                              ADMINISTRATIVE PROCEDURES

               These Administrative Procedures relate to the Debentures defined in the Distribution Agreement, dated _____________, 1996 (the "Distribution Agreement"), between General Public Utilities Corporation (the "Company") and Goldman, Sachs & Co. and Morgan Stanley & Co., Incorporated (the "Agents"), to which these Administrative Procedures are attached as Exhibit A. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

               The procedures to be followed with respect to the settlement of sales of Debentures directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Debentures by an Agent, as principal, from the Company will be set forth in a Purchase Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in
          Section 5(c) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Debenture by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Debenture by such Agent as principal other than pursuant to a Purchase Agreement, as the "Purchasing Agent".

               The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Debentures and the related settlement details.

               Each Debenture will be issued only in fully registered form and will be represented by either a global security (a "Global Debenture") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Debenture") or a certificate issued in definitive form (a "Certificated Debenture") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Debenture will not be entitled to receive a certificate representing such a Debenture, except as provided in the Indenture.

               Book-Entry Debentures will be issued in accordance with the Administrative Procedures set forth in Part I hereof, and Certificated Debentures will be issued in accordance with the Administrative Procedures set forth in Part II hereof.


          PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY DEBENTURES

               In connection with the qualification of the Book-Entry Debentures for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of





          Representation from the Company and the Trustee to the
          Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of .................., 19.., (the "Certificate
          Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

          Posting Rates by the Company:

               The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Debentures that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

          Acceptance of Offers by the Company:

               Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Debentures, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Debentures as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Debentures and may reject any such offer in whole or in part.

                    The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Debentures. If the Company accepts an offer to purchase Book-Entry Debentures, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

          Communication of Sale Information to the Company by Agent and Settlement Procedures:

               A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

               (1) Principal Amount of Book-Entry Debentures to be purchased;

               (2) If a Fixed Rate Book-Entry Debenture, the interest rate and initial interest payment date;






               (3)  Trade Date;

               (4)  Settlement Date;

               (5)  Maturity Date;

               (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Debentures denominated in U.S. dollars only);

               (7) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

               (8)  Issue Price;

               (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

               (10) Net Proceeds to the Company;

               (11) If a redeemable Book-Entry Debenture, such of the
                    following as are applicable:

                      (i)     Redemption Commencement Date,
                     (ii)     Initial Redemption Price (% of par), and
                    (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

               (12) If a Floating Rate Book-Entry Debenture, such of the
                    following as are applicable:

                      (i)     Interest Rate Basis,
                     (ii)     Index Maturity,
                    (iii)     Spread or Spread Multiplier,
                     (iv)     Maximum Rate,
                      (v)     Minimum Rate,
                     (vi)     Initial Interest Rate,
                    (vii)     Interest Reset Dates,
                   (viii)     Calculation Dates,
                     (ix)     Interest Determination Dates,
                      (x)     Interest Payment Dates,
                     (xi)     Regular Record Dates, and
                    (xii)     Calculation Agent;

               (13) Name, address and taxpayer identification number of the registered owner(s);

               (14) Denomination of certificates to be delivered at
                    settlement;

               (15) Book-Entry Debenture or Certificated Debenture; and






               (16) Selling Agent or Purchasing Agent.

               B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Company will obtain a CUSIP number for the Global Debenture from Standard & Poor's Corporation's CUSIP Services Bureau representing such Book-Entry Debenture and then advise the Trustee and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

               C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation's CUSIP Service Bureau:

               (1)  The applicable Sale Information;

               (2) CUSIP number of the Global Debenture representing such Book-Entry Debenture;

               (3) Whether such Global Debenture will represent any other Book-Entry Debenture (to the extent known at such time);

               (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

               (5)  The interest payment period; and

               (6) Initial Interest Payment Date for such Book-Entry Debenture, number of days by which such date succeeds the record date for the Depositary's purposes (which in the case of Floating Rate Debentures which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Debentures shall be the Regular Record Date, as defined in the Debenture) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

               D. The Trustee will complete and authenticate the Global Debenture previously delivered by the Company representing such Book-Entry Debenture.

               E. The Depositary will credit such Book-Entry Debenture to the Trustee's participant account at the Depositary.

               F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Debenture to the Trustee's participant account and credit such Book-Entry






          Debenture to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Debenture less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Debenture representing such Book-Entry Debenture has been issued and authenticated and (b) the Trustee is holding such Global Debenture pursuant to the Certificate Agreement.

               G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Debenture to such Agent's participant account and credit such Book-Entry Debenture to the participant accounts of the Participants with respect to such Book-Entry Debenture and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Debenture.

               H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the settlement date.

               I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at CitiBank, N.A., New Castle, Delaware, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

               J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Debentures outstanding as of that date under the Indenture.

               K. Such Agent will confirm the purchase of such Book-Entry Debenture to the purchaser either by transmitting to the Participants with respect to such Book-Entry Debenture a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

               L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Debentures.

          Preparation of Pricing Supplement:

               If the Company accepts an offer to purchase a Book-Entry Debenture, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Debenture and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, via facsimile, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if






          the Company and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission in accordance with Rule 424(b) under the Securities Act.

          Delivery of Confirmation and Prospectus to Purchaser by Selling
          Agent:

               The Selling Agent will deliver to the purchaser of a Book-Entry Debenture a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Debenture prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Debenture.

          Date of Settlement:

               The receipt by the Company of immediately available funds in payment for a Book-Entry Debenture and the authentication and issuance of the Global Debenture representing such Book-Entry Debenture shall constitute "settlement" with respect to such Book-Entry Debenture. All orders of Book-Entry Debentures solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the fifth Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Company and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

          Settlement Procedure Timetable:

               For orders of Book-Entry Debentures solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:




















          Settlement
          Procedure                     Time

          A              5:00 p.m.      on the Business Day following the
                                        Trade Date or 10:00 a.m. on the
                                        Business Day prior to the
                                        Settlement Date, whichever is
                                        earlier

          B              12:00 noon     on the second Business Day
                                        immediately preceding the
                                        Settlement Date

          C              2:00 p.m.      on the second Business Day
                                        immediately preceding the
                                        Settlement Date

          D              9:00 a.m.      on the Settlement Date

          E              10:00 a.m.     on the Settlement Date

          F-G            2:00 p.m.      on the Settlement Date

          H              4:45 p.m.      on the Settlement Date

          I              5:00 p.m.      on the Settlement Date

               If the initial interest rate for a Floating Rate Book-Entry Debenture has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

               If settlement of a Book-Entry Debenture is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

          Failure to Settle:

               If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Debenture pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Debenture to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Debenture representing such






          Book-Entry Debenture that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Debentures represented by a Global Debenture, the Trustee will mark such Global Debenture "canceled", make appropriate entries in the Trustee's records and send such canceled Global Debenture to the Company. The CUSIP number assigned to such Global Debenture shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Debentures represented by a Global Debenture, the Trustee will exchange such Global Debenture for two Global Debentures, one of which shall represent such Book-Entry Debenture or Debentures and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Debentures previously represented by the surrendered Global Debenture and shall bear the CUSIP number of the surrendered Global Debenture.

               If the purchase price for any Book-Entry Debenture is not timely paid to the participants with respect to such Book-Entry Debenture by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Debenture may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Debenture to such participant's account and crediting such Book-Entry Debenture to such Agent's account and then debiting such Book-Entry Debenture to such Agent's participant account and crediting such Book-Entry Debenture to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Debenture which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

               Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Debenture, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Debentures to have been represented by a Global Debenture, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Debenture representing the other Book-Entry Debentures to have been represented by such Global Debenture and will make appropriate entries in its






          records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Debentures.


          PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED DEBENTURES

          Posting Rates by Company:

               The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Debentures that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

          Acceptance of Offers by Company:

               Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Debentures, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Debentures as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Debentures and may reject any such offer in whole or in part.

               The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Debentures. If the Company accepts an offer to purchase Certificated Debentures, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

          Communication of Sale Information to Company by Agent:

               After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

               (1) Principal Amount of Certificated Debentures to be purchased;

               (2) If a Fixed Rate Certificated Debenture, the interest rate and initial interest payment date;

               (3)  Trade Date;

               (4)  Settlement Date;







               (5)  Maturity Date;

               (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

               (7) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

               (8)  Issue Price;

               (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

               (10) Net Proceeds to the Company;

               (11) If a redeemable Certificated Debenture, such of the
                    following as are applicable:

                      (i)     Redemption Commencement Date,
                     (ii)     Initial Redemption Price (% of par), and
                    (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

               (12) If a Floating Rate Certificated Debenture, such of the following as are applicable:

                      (i)     Interest Rate Basis,
                     (ii)     Index Maturity,
                    (iii)     Spread or Spread Multiplier,
                     (iv)     Maximum Rate,
                      (v)     Minimum Rate,
                     (vi)     Initial Interest Rate,
                    (vii)     Interest Reset Dates,
                   (viii)     Calculation Dates,
                     (ix)     Interest Determination Dates,
                      (x)     Interest Payment Dates,
                     (xi)     Regular Record Dates, and
                    (xii)     Calculation Agent;

               (13) Name, address and taxpayer identification number of the registered owner(s);

               (14) Denomination of certificates to be delivered at
                    settlement;

               (15) Book-Entry Debenture or Certificated Debenture; and

               (16) Selling Agent or Purchasing Agent.


          Preparation of Pricing Supplement by Company:







               If the Company accepts an offer to purchase a Certificated Debenture, it will prepare a Pricing Supplement reflecting the terms of such Certificated Debenture and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, via facsimile, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission in accordance with Rule 424(b) under the Securities Act.

          Delivery of Confirmation and Prospectus to Purchaser by Selling
          Agent:

               The Selling Agent will deliver to the purchaser of a Certificated Debenture a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Debenture prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Debenture.

          Date of Settlement:

               All offers of Certificated Debentures solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

          Instruction from Company to Trustee for Preparation of Certificated Debentures:

               After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

               The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Debentures no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Debentures in which case such instruction will be given by the Company by 11:00 a.m., New York City time.







          Preparation and Delivery of Certificated Debentures by Trustee and Receipt of Payment Therefor:

               The Trustee will prepare each Certificated Debenture and appropriate receipts that will serve as the documentary control of the transaction.

               In the case of a sale of Certificated Debentures to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Debentures to the Selling Agent for the benefit of the purchaser of such Certificated Debentures against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Debentures in immediately available funds to the Company in an amount equal to the issue price of the Certificated Debentures less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser.

               In the case of a sale of Certificated Debentures to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Debentures to the Purchasing Agent against delivery of payment for such Certificated Debentures in immediately available funds to the Company in an amount equal to the issue price of the Certificated Debentures less the Purchasing Agent's discount.

          Failure of Purchaser to Pay Selling Agent:

               If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Debenture, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Debenture to the Trustee. Immediately upon receipt of such Certificated Debenture by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Debenture. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

               The Trustee will cancel the Certificated Debenture in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Debenture.













                                                            EXHIBIT B



                    The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate principal amount of Debentures sold to purchasers solicited by each Agent.


                    Term                                    Commission Rate

          From 9 months but less than 1 year. . . . . . . . .    .125%

          From 1 year but less than 18 months . . . . . . . .    .150%

          From 18 months but less than 2 years. . . . . . . .    .200%

          From 2 years but less than 3 years. . . . . . . . .    .250%

          From 3 years but less than 4 years. . . . . . . . .    .350%

          From 4 years but less than 5 years. . . . . . . . .    .450%

          From 5 years but less than 6 years. . . . . . . . .    .500%

          From 6 years but less than 7 years. . . . . . . . .    .550%

          From 7 years but less than 10 years . . . . . . . .    .600%

          From 10 years but less than 15 years. . . . . . . .    .625%

          From 15 years but less than 20 years. . . . . . . .    .675%

          From 20 to 30 years . . . . . . . . . . . . . . . .    .750%

          Greater than 30 years . . . . . . . . . . . .  [To be negotiated]





                                                                  EXHIBIT C



                                  PURCHASE AGREEMENT

          _________ __, 19__


          General Public Utilities Corporation
          100 Interpace Parkway
          Parsippany, New Jersey 07054-1149

               Attention:  Vice President and Treasurer

          Gentlemen:

                    The undersigned agrees to purchase the principal amount of the Debentures described in the Distribution Agreement dated __________, 1996 (the "Distribution Agreement") and in Schedule 1 attached hereto (capitalized terms not defined herein shall be as defined in the Distribution Agreement).

                    Our obligation to purchase Debentures hereunder is subject to the accuracy of your representations and warranties contained in the Distribution Agreement on the date hereof and on the Settlement Date and to your performance and observance of the covenants and agreements contained in the Distribution Agreement. Our obligation hereunder is subject to the further condition that we shall receive (1) the opinions, dated the Settlement Date, required to be delivered pursuant to Sections 6(f) and 6(g) of the Distribution Agreement, (2) the certificates, dated the Settlement Date, required to be delivered pursuant to Sections 6(i) and 6(j) of the Distribution Agreement, (3) the letter, dated the Settlement Date, required to be delivered pursuant to
          Section 6(h) of the Distribution Agreement, and (4) additional terms specified in Schedule 1 hereto.

                    This Agreement may be terminated by us, immediately upon notice to the Company, at any time prior to the Settlement
          Date relating thereto (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change, or development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, if any, considered as one enterprise, whether or not arising in the ordinary course of business the effect of which shall be such as to make it, in our judgment, impracticable to market the Debentures or enforce contracts for the sales of the Debentures, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities including, but not limited to, an escalation of hostilities which existed prior to the date hereof, or other national or international calamity or crisis the effect of which shall be such as to make it, in our judgment, impracticable to market the Debentures or enforce contracts for





          the sales of the Debentures, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to our attention any facts that would cause us to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Debentures, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                    In the event of any termination, neither party to this Agreement will have any liability to the other party hereto, except that, (i) if at the time of termination, we shall own any Debentures purchased pursuant to this Agreement with the intention of reselling them, the covenants set forth in Sections 7 and 8 of the Distribution Agreement shall remain in effect until such Debentures are so resold and (ii) the covenant set forth in Section 7(g) of the Distribution Agreement, the provisions of Section 7(i) thereof, the indemnity and contribution agreements set forth in Sections 9 and 10 thereof and the provisions of Sections 12 and 13 thereof shall remain in effect.


                    This agreement shall be governed by and construed in accordance with the laws of New York.

                                         [Agent]


                                         By__________________________


          Accepted:                     , 19__

          General Public Utilities Corporation


          By ________________________________








                                                    SCHEDULE 1 TO EXHIBIT C



          Registration Statement:

          No. 33-_______

          Indenture:

          Indenture dated as of __________ 1, 199_, between the Company and United Stated Trust Company of New York, as Trustee, as supplemented.

          Title of Purchased Debentures:


          Aggregate Principal Amount:

          Price to Public:

          Purchase Price:

          ____% of the principal amount of the Purchased Debentures.

          Date and Time of Delivery:

          Method of and Specified Funds for Payment of Purchase Price:

          Closing Location:

          Redemption Provisions:

          Maturity:

          Interest Rate:

          Interest Payment Dates:

          Period during which additional
          Debentures may not be sold and during
          which the certificate, opinion
          and letter is required notwith-
          standing suspension pursuant
          to Sections 7(m) and 8(e),
          respectively, of the Distribution
          Agreement:

          Additional Documents to be Delivered:

          Additional Terms:





                                                                  EXHIBIT D
                                 Accountants' Letter

                    Pursuant to Sections 6(h) and 8(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

                      (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

                     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Agents;

                    (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Agents; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
               (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;






                     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                      (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                     (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or
                    (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;







                         (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company s Annual Report on Form 10-K for the most recent fiscal year;

                         (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                         (D)  any unaudited pro forma consolidated
                    condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders equity or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and








                         (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any material decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


                    All references in this Exhibit D to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the date thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or as of the Date and Time of Delivery specified in Schedule I to the Purchase Agreement requiring the delivery of such letter pursuant to item (3) of the second paragraph thereof.









